For the annual period ended (a) 12/31/96
File number (c) 811-5510


                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

                               EXHIBITS

     A  special Meeting of Shareholders was called
for   October  30,  1996.   At  such  meeting  the
shareholders approved the following proposals:

     A)    Approval that Edward D. Beach,  Delayne
     Dedrick  Gold,  Robert F.  Gunia,  Donald  D.
     Lennox,  Douglas H. McCorkindale,  Mendel  A.
     Melzer,  Thomas T. Mooney, Stephen  P.  Munn,
     Richard A. Redeker, Robin B. Smith, Louis  A.
     Weil, III and Clay T. Whitehead are duly elected to serve as Directors of the Fund until the earlier to occur of (i) the next meeting of Shareholders at which Directors are elected and until his or her successor shall have been duly elected and shall have qualified or (ii) their terms expire in accordance with the Fund's retirement policy.

                         Affirmative
                                 Votes        Cast
Votes Withheld
Edward    D.    Beach                  184,766,383
5,803,003
Delayne    Dedrick    Gold             185,141,782
5,427,610
Robert    F.    Gunia                  185,359,631
5,209,761
Donald    D.    Lennox                 184,887,276
5,682,116
Douglas    H.     McCorkindale         185,193,619
5,375,773
Mendel    A.    Melzer                 185,168,300
5,401,092
Thomas    T.    Mooney                 185,219,852
5,349,540
Stephen    P.    Munn                  185,345,387
5,224,005
Richard    A.    Redeker               185,333,801
5,235,591
Robin      B.      Smith               185,273,632
5,295,760
Louis    A.   Weil,   III              185,270,615
5,298,777
Clay    T.    Whitehead                185,252,463
5,316,929


     B)       Approval of the proposed  change  in
     the Fund's Investment Objective, as described in the Fund's proxy statement.

          For                              Against
Abstain
          134,928,192                    8,246,409
8,246,409





     C)      Approval  of the selection  of  Price
Waterhouse  LLP  as  independent  accountants  for
the  Fund conditioned upon the right by vote of  a
majority   of   such  Fund's  outstanding   voting
shares  at  any meeting called for the purpose  to
terminate   such   employment  forthwith   without
penalties.

          For                              Against
Abstain
          181,428,241                    2,959,247
6,181,904

     D)       In  their  discretion on  any  other
     business which may properly come before the meeting or any adjournment thereof.